Exhibit 99.1

Janover Inc. Nasdaq : JNVR The AI - Enabled Digital Marketplace for the $ 4 T + commercial loan market

Disclaimer Forward - Looking Statements This communication includes forward - looking statements based on the Company's current expectations and projections about future events . All statements contained in this communication other than statements of historical fact, including any statements regarding our future operations, are forward - looking statements . The words “believe,” “may,” “will,” “estimate,” “continue,” anticipated,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward - looking statements as defined in the Private Securities Litigation Reform Act of 1995 . The forward - looking statements contained in this communication are based on knowledge of the environment in which the Company currently operates and are subject to change based on various important factors that may affect the Company's operations, the demand for the Company's platform, and economic activity in general, as well as other factors beyond the Company's control . as of the date of this presentation . Unless required by law, we undertake no obligation to update or revise any forward - looking statements, whether as a result of new information, future events, or otherwise . Investor(s) understand that an investment in the security involves a high degree of risk . Any projections, forecasts, or estimates that may have been provided to the Investor(s) are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment ; any such projections, forecasts, and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management . Investors can lose their entire investment . In light of these risks, uncertainties, and assumptions, you should not place undue reliance on these forward - looking statements, which speak only as of the date of this presentation . Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize . Janover Inc . (the “Company” ) has prepared the information contained herein to assist prospective investors in making their own evaluation of the Company and does not purport to be all - inclusive or to contain all of the information a prospective or existing investor may desire . In all cases, interested parties will be expected to have conducted their own due diligence investigation regarding these and all other matters pertinent to investment in the Company . The Company makes no representation or warranty as to the accuracy or completeness of this information and shall not have any liability for any representations (expressed or implied) regarding the information contained in, or for any omissions from, this information or any other written or oral communications transmitted to the recipient in the course of its evaluation of the Company . This is not an offer to buy or sell securities .

$200B+ Commercial loan applications ($40B+ in last 12 months) $600+ million In closed transactions 8 5 M+ Impressions across our websites in the last 12 months 4 0 0+ Unique banks, credit unions, and lenders signed up YTD World Class Team Employees, advisors and board members from: AI 24/7/365 user - facing autonomous AI interacting with borrowers and lenders. The AI - enabled marketplace for commercial loans We make commercial loans frictionless borrowers & lenders. 100k+ All - time borrower applicants 4M+ All - time users

Leadership Team



Blake Janover
Founder, Chairman & CEO

Proven entrepreneur with a history of running multiple businesses relating to multifamily and commercial property finance, business financing, real estate, technology, consulting, and management & marketing services

Overseen underwriting, origination, and advisory on billions of dollars' worth of commercial, multifamily, and residential real estate loans

Board Member of multiple chapters of the Young Presidents Organization (YPO), Forbes Real Estate Council Member, On Deck Proptech and Scale Fellow, participated in Harvard Business School's inaugural Leveraging Fintech to Grow and Compete as well as OPM 60

HARVARD BUSINESS SCHOOL | YPO | Forbes | Councils



Bruce Rosenbloom, CPA
Chief Financial Officer

CFO & Treasury, PetMed Express, Inc. (Nasdaq: PETS) 2001-2022
Interim CEO, PetMed Express, Inc. (Nasdaq: PETS) 2001-2022

1-800 PetMeds® America's Most Trusted Pet Pharmacy

Executed Financial strategies that resulted in:

- Annual Revenue increases from $10 MM in FY 2001 to $273 MM in FY 2022, reaching a peak of $309 MM in FY 2021.
- Profitability increasing from a net loss of $3 MM to net income of $21 MM during the same period, peaking at $31 MM in FY 2021.
- Stock Price Appreciation from a low of $.25 per share in 2001 to an all-time high of $57 per share in 2021 representing a 22,700% return representing a 31% CAGR for 20 years.
- Shareholder Return of approximately $320 MM back to shareholders in the form of a quarterly dividend and share buyback plan
- Former Senior Audit Accountant at Deloitte

Board of Directors



Sam Haskell, CFA
Director

Morgan Stanley | Princeton University

- Managing Member of Colarion LLC, an investment advisory and fund manager focused on the financial sector based in Birmingham, Alabama
- Chief Investment Officer of JHH wealth, an SEC-registered investment advisory in Charlotte, North Carolina
- Began following the financial sector within Morgan Stanley's equity research group in 2001
- CFA charter holder and graduate of Princeton University



William Caragol
Director

Mainz Biomed | Nasdaq

- CFO of Mainz Biomed (NASDAQ: MYNZ)
- 30 years of experience working with growth-stage technology companies
- Director & Audit Committee Chair at Greenbox POS (NASDAQ: GBOX) a financial tech company
- Former Chairman & CEO of PositiveID, a holding company in the fields of bio detection systems and molecular diagnostics
- Member of the American Institute of Certified Public Accountants



Marcelo Lemos
Director

UCLA | Dassault Systemes

- Extensive background in information technology, manufacturing, and engineering
- Mr. Lemos has held positions such as senior executive, and member of board of directors in a broad range of companies, from Fortune Global 2000 entities to smaller technology startups
- Marcelo's early career started in the field of solid propellant rocket engines, and eventually, he became Managing Director and board member of Dassault Systemes Americas, leading a team of over 1,000 engineers



Amb. Ned Siegel
Director

Worksport.

- Served as the United States Ambassador to the Commonwealth of The Bahamas from 2007 to 2009
- 30 years of entrepreneurial experience as a developer, owner, and manager of over $2B in residential and commercial real estate
- President of The Siegel Group, a multi-disciplined international business management advisory firm
- Amb. Siegel is Of Counsel to the law firm of Wildes & Weinberg

Total Addressable Market 1. 'Commercial / Multifamily Mortgage Debt Outstanding Report’ Q1 2023 by the Mortgage Bankers Association. 2. Nareit Research Report July 2019 ‘Estimating the Size of the Commercial Real Estate Market’ 3. Reonomy www.reonomy.com/ properties/commercial - real - estate/us/1 $4.6T Commercial mortgages outstanding 1 $2.0T Apartment building loans outstanding 1 $16T Value of commercial real estate 2 55M Number of commercial properties 3 $4.6T $ 6 00M Janover Inc. closed loans Total Commercial Mortgages The opportunity is massive .

Business Model

Janover Inc. is an A.I.-enabled, b2b, fintech marketplace **connecting commercial borrowers & lenders** with a human touch.

We are a matchmaker between commercial borrowers & lenders. We take a fee every time a loan closes.



Optimized platform cost structure
Comprehensive lender data
AI-enabled, centralized execution

Commercial real estate is a massive market. Annual Potential Transaction Revenue Before introduction of subscriptions $683B 2022 1 CRE Originations $122B 2022 2 SBA Originations $8B + Per year 3 Total Addressable Market 1. https://www.mpamag.com/us/specialty/commercial/commercial - real - estate - lending - hits - second - highest - on - record/442782#:~:text=Comme rcial real estate (CRE) mortgage,Mortgage Bankers Association (MBA). 2. SBA7a, SBA 504 and SBA Micro loan approvals by the SBA: https://www.sba.gov/sites/sbagov/files/2022 - 12/2022_SBA - AFR_R02 - 508.pdf 3. Assuming 1% average transaction fee based on 2022 loan origination estimates.

The Pr obl em Commercial loans are not homogeneous like home loans. There are thousands of possible loan outcomes. It's a long tail problem with tens of thousands of originators…and orders of magnitude more borrowers. The process of finding the right lender or borrower is very high friction . A frictionless connection between commercial borrowers and lenders. The S olu t io n 1. Lenders get easy access to borrowers. 2. Borrowers get easy access to loan products. 3. Everyone gets a lower friction, more transparent transaction. …in a proprietary, UX - centric , tech platform built from scratch fueled by best - in - class data and scalable and affordable customer acquisition. Let's review your active deals and loan submissions. Welcome back, Alan! Commercial lending is fragmented & antiquated.

The adoption curve has Accelerated. Rate increases have caused Disruption. Bank failures and downgrades have caused Fear. The time to strike is now. Our digital - first marketplace for commercial loans benefits from the dislocation in markets and new consumer behaviors.

We have an unfair advantage. Competitive advantages - We have a powerful content marketing machine - We aggregate demand digitally - We don’t need to buy leads - We don’t need to pay “rain makers” massive commissions. Cost Advantage - Proprietary acquisition strategy - Digital ecosystem and marketplace that significantly increase the output a human on the team can generate. - AI enablement enhances productivity per employee Network Effects - Each borrower that joins makes the network more valuable to each lender. - Each lender that joins makes the network more valuable to each borrower. Customer Acquisition

Current AI capabilities… today . Chat A . I . is going to change every industry, and it's going to happen faster than you think." - Andrew Ng, former chief scientist at Baidu and co - founder of Coursera SMS Voice GPT - 4 is going to be so good that it will put a lot of people out of business. - OpenAI CEO Sam Altman Email 24/7/365 intelligent sales support, lead gen, decisioning, customer service, and more

Reporting quarterly, but building for the long term “ If you’re long term oriented, customer interests and shareholder interests are aligned. ” - Jeff Bezos Long term shareholder value via customer value.

Hire - Sales for inbound flow (monthly leads we’re still not touching) - Star employees - Leadership to execute on strategy - Develop our SBA team Strategy M&A Opportunistic M&A: Proptech investment is down 77% 1 , banking and commercial real estate under pressure, capital markets disjointed 1. https://commercialobserver.com/2023/04/proptech - vc - funding - early - 2023/ Partners Develop new sales channels and platform partnerships as well as deeper integrations with lenders. AI The continued rapid development of tools to enhance customer experience while improving productivity per employee. Content Engine Network Effects Scale organic inbound and marketing. Product and data improvement for both sides of our marketplace.

Closed loans by lender

We've grown the number of lenders we've closed loan with at an 80% CAGR since inception and it's accelerating.

We've closed loans with…

Arbor realty trust	Security Bank
Bravo Capital	Sellers Funding
Byline bank	ServisFirst Bank
Cambridge Savings	Silverhill Financial
Commencement Bank	Southstate Bank
Cooperative Credit Union	TruStone
CoreVest	Valley First Credit Union
CreditBench	Wauchula State Bank
East West Bank	Western Bank
Federal Credit Union	Westerra CU
Greystone	Woodforest National Bank
Lake Trust Credit	Flagler Bank
Leumi	Ameris Bank
Lima One	Bancorp South
LMF Commercial	Legacy Bank
Luther Burbank Savings	Velocity Mortgage
National Bank of SM	Zions Bank
Newtek	Richfield-Bloomington Credit Union
Red Star Mortgage	Presidential Bank
Reunion Capital	Readycap
S3 Capital	Stearns Bank
Sabal Capital	

And more.

• Ticker: JNVR • Exchange: NASDAQ • Share Price (09/05/2023): $ 1. 32 • Shares Outstanding (09/01/2023): 10.0 M • Market Cap: $13.2 M • Cash and Cash Equivalents (6/30/2023): $1.9 M* • Long - Term Debt (6/30/2023): $0 • Insider Ownership: 59% Key Statistics *Does not include $5 million of net proceeds raised in IPO in July 2023

janover.co For additional information, please contact: Crescendo Communications , LLC Chrysler Building 405 Lexington Ave 9th Floor, Suite 9034 New York, NY 10174 Tel: 212 - 671 - 1020 Email: JNVR@crescendo - ir.com

Appendix blake@janover.co janover.co

Strong refinance market Unlike residential there is a strong refinance market ahead for multifamily and commercial.

Meet “Alan”. He’s looking for a loan for his apartment building . Alan Miller 30 - unit apartment building Blue Springs, Missouri 01 Initial loan options Alan meets with his local bank who gives him a loan quote. It’s pretty similar to every other loan quote they’ve given him the last 25 years. 02 Online research Alan wonders if there are better options out there. He does some research and lands on one of our websites where he learns a lot. 03 Loan inquiry Alan decides to answer a few questions and submit a loan inquiry through our portal. It takes less than 2 minutes. 04 Loan matching Immediately, our software kicks in and matches Alan to a capital markets advisor or partner, begins the information collection process, and helps him line up the best deal. 05 Loan closing Alan gets a better deal than he would have had with his local bank, the lender gets a new client, and Janover gets compensated directly by the lender. Borrower journey

We start on mobile. Pr odu ct (Borrower View) 01 Convenient loan processing 02 Organized documents 03 Lender’s portal 04 Deal Summary

Stunning Loan Summary (OM) Our software processes key elements of the application and instantly generates a beautiful loan summary that lenders love. Pr odu ct (Global View)

Pr odu ct (Global View) Algorithmic Borrower and Lender Matchmaking Lenders are matched with borrowers that fit their credit box, significantly reducing the time they need to evaluate applications.

Lender portal Lenders can review open loan requests and submit soft quotes directly to borrowers. They can improve their deal quality by refining their credit box. Pr odu ct (Lender View)

Review & Accept Offers Borrowers can easily review and compare offers from lenders and accept and sign LOIs right in our portal. Pr odu ct (Borrower View)

The biggest segment. That no - one is talking about. Institutions are fighting over all the $10M+ loans, but hundreds of thousands of small loans a year are being originated in a highly fragmented market.

blake@janover.co janover.co